UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2009

NTS MORTGAGE INCOME FUND
(Exact name of registrant as specified in its charter)

Delaware	0-18550	61-1146077
(State or other	(Commission file	(IRS Employer
jurisdiction of	number)	Identification No.)
incorporation)

10172 Linn Station Road
Louisville, Kentucky 40223
(Address of principal executive offices)

(502) 426-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements.

        On January 21, 2009, the independent directors of NTS Mortgage Income Fund (the “Fund”) approved the amendment of two contracts that were entered into on December 24, 2008 separately by NTS/Lake Forest II Residential Corporation, a Kentucky corporation and wholly-owned subsidiary of the Fund (“NTS/Lake Forest”), and Orlando Lake Forest Joint Venture, a Florida joint venture in which the Fund holds a 50% ownership interest (“OLFJV”). Pursuant to these contracts, NTS/Lake Forest agreed to sell a parcel of real estate located in Louisville, Kentucky to LF Land Company, LLC, a Kentucky limited liability company and affiliate of the Fund, and OLFJV agreed to sell four unimproved lots in the Lake Forest subdivision located in Sanford, Florida to OLF Section 15 Land Company, LLC, a Florida limited liability company and affiliate of the Fund. The amendments to the contracts extend the due diligence periods to March 31, 2009 and the closing dates to April 10, 2009. No other modifications to the contracts were made.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS MORTGAGE INCOME FUND

By:	Gregory A. Wells
Its:	Chief Financial Officer

Date:	January 23, 2009

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